Exhibit 4.3


            Independent Certified Public Accountants' Consent

     We have issued our report dated February 22, 1996 on the statements of condition and related bond portfolios of Insured Municipals Income Trust, 191st Insured Multi-Series (IM-IT Short Intermediate, Florida IM-IT and New Jersey IM-IT Trusts) as of February 22, 1996 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants".


                                    Grant Thornton LLP

Chicago, Illinois
February 22, 1996